FAEGRE & BENSON LLP
                              2200 Norwest Center
                            90 South Seventh Street
                          Minneapolis, Minnesota 55402


                              September 29, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549

          Re:   Great Hall Investment Funds, Inc.
                (SEC File Nos. 33-41395 and 811-6340)
                -------------------------------------

Ladies and Gentlemen:

      On behalf of Great Hall Investment Funds, Inc., a Minnesota corporation (the "Company"), in connection with the registration of the Company as an open-end management investment company under and pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and the registration of the Company's common shares under and pursuant to the Securities Act of 1933, as amended (the "1933 Act"), there is hereby transmitted for filing, pursuant to the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, Post-Effective Amendment No. 12 to the Company's Registration Statement on Form N-1A (the "Registration Statement").

      Post-Effective Amendment No. 11 to the Company's Registration Statement was filed on August 28, 1998 pursuant to paragraph (a)(2) of Rule 485 under the 1933 Act to become effective automatically 75 days thereafter (November 11, 1998). Such amendment was filed for the purpose of registering the Company's Series G Common Shares under the 1933 Act and the portfolio of assets and liabilities to be represented by such shares (to be named Great Hall Institutional Tax-Free Money Market Fund) under the 1940 Act. Such Fund will be offered in a combined Prospectus and Statement of Additional Information with Great Hall Institutional Prime Money Market Fund (which is represented by the Company's Series F Common Shares).

      This Post-Effective Amendment No. 12 is being filed pursuant to paragraph
(b) of Rule 485 to bring the financial information relating to Great Hall Institutional Prime Fund up to date and to make certain other non-material changes which the Company deems appropriate. Because this Post-Effective Amendment is being filed prior to the effective date of Post-Effective Amendment No. 11, the effective date of this Post-Effective Amendment No. 12 will be the same as the effective date of Post-Effective Amendment No. 11 (November 11, 1998, as indicated above). However, the Company and its principal underwriter are filing acceleration requests today respectfully requesting acceleration of the effective date of Post-Effective Amendments Nos. 11 and 12 to October 1, 1998. We have discussed all of the foregoing with Mary Cole, the staff examiner assigned to the Company.

      We have likewise advised Ms. Cole in separate correspondence that the disclosures set forth in Post-Effective Amendments Nos. 11 and 12 relating to the new Great Hall Institutional Tax-Free Fund mirror in all material respects the disclosures relating to Great Hall Tax-Free Money Market Fund (represented by the Company's Series C Common Shares). Based thereon, and in accordance with Securities Act Release No. 6510 (February 15, 1984), the Company has respectfully requested that Post-Effective Amendments Nos. 11 and 12 receive no review by the staff.

      We have participated in the preparation of Post-Effective Amendment No.
12. In accordance with paragraph (b)(4) of Rule 485, please be advised that we are unaware of any disclosures contained in Post-Effective Amendment No. 12 that would render it ineligible to become effective under paragraph (b) or Rule 485.

      The originals of all written communications relating to the Registration Statement should be sent to the agent for service, J. Scott Spiker, Chief Executive Officer, Great Hall Investment Funds, Inc., 60 South Sixth Street, Minneapolis, Minnesota 55402. Please send copies of all communications to the undersigned and to John R. Houston, Lindquist & Vennum PLLP, 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402. Please direct any oral comments on the Registration Statement to the undersigned at (612) 336-3359. Thank you.

                                          Very truly yours,


                                          /s/ Matthew L. Thompson
                                          Matthew L. Thompson

MLT
Enclosures

cc:  Mary A. Cole